Exhibit 99.1

AT THE COMPANY	ON THE WEB
Robert O’Brien	www.forestcity.net
Executive Vice President – Chief Financial Officer
216-621-6060

Jeff Linton
Senior Vice President – Corporate Communication
216-621-6060

FOR IMMEDIATE RELEASE

Forest City Announces Share Repurchase Program

CLEVELAND, Ohio - December 20, 2012 - Forest City Enterprises, Inc., (NYSE: FCEA and FCEB) today announced that its Board of Directors has approved a new $100 million common share repurchase program to replace its prior program. The shares, including both the company's Class A and Class B common shares, may be repurchased, in light of prevailing market and economic conditions, to take advantage of investment opportunities at times when the Board and company management believe the market price of the common stock does not accurately reflect the underlying value of the company; indicate to investors the company's confidence in its business; enhance shareholder value; and reduce dilution.

Purchases may be made in the open market or otherwise, and in such amounts and at such times and prices as the company's Chairman, Chief Executive Officer or Chief Financial Officer shall determine, provided that all purchases comply with regulations and guidelines of the Securities and Exchange Commission, including Rules 10b-5, 10b-6 and 10b-18, under the Securities and Exchange Act of 1934.
Repurchase of shares under the program will be subject to the limitations and requirements set forth in the Company's credit facility and indentures, including the current $24 million aggregate limitation on stock repurchases during any four consecutive fiscal quarters set forth in the Company's credit facility.

This program does not obligate the company to acquire any particular amount of common stock. The program may be suspended, modified, or discontinued at any time at the discretion of company management as conditions change as to the market price, need or other factors. The program has no set expiration date.

About Forest City
Forest City Enterprises, Inc. is an NYSE-listed national real estate company with $10.7 billion in total assets. The company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. For more information, visit www.forestcity.net.

Safe Harbor Language
Statements made in this news release that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of current lending and capital market conditions on its liquidity, ability to finance or refinance projects and repay its debt, the impact of the current economic environment on its ownership, development and management of its real estate portfolio, general real estate investment and development risks, vacancies in its properties, the strategic decision to reposition or divest portions of the company's land business, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, its substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by its credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of its insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of its publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in the company's SEC filings, including but not limited to, the company's annual and quarterly reports.

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